Exhibit 99.1
FOR IMMEDIATE RELEASE

Johnson Controls Reports Q4 and FY26 Results; Initiates FY27 Guidance
______________________________________________________________________________________
▪Q4 sales increased 10% and organic sales increased 12%*
▪Q4 GAAP EPS of $1.60; Q4 Adjusted EPS* of $1.66*
▪Q4 orders +44% organically year-over-year
▪Backlog of $23.0 billion increased 43% organically year-over-year
* This earnings release contains non-GAAP financial measures. Definitions and reconciliations of the non-GAAP financial measures can be found in the attached footnotes. Non-GAAP measures should be considered in addition to, and not as replacements for, the most comparable GAAP measures.
_____________________________________________________________________________________

CORK, Ireland — October 27, 2026 — Johnson Controls International plc (NYSE: JCI), a global leader in thermal management, mission-critical building systems, energy efficiency, and decarbonization, is proud to announce fiscal fourth quarter 2026 GAAP earnings per share (“EPS”) of $1.60. Adjusted EPS was $1.66.

Q4 sales increased 10% to $7.1 billion and organic sales increased 12%.

For the quarter, GAAP net income from continuing operations attributable to JCI was $967 million and adjusted net income from continuing operations was $1.0 billion. Cash provided by operating activities was $1.3 billion. Free cash flow was $1.1 billion and adjusted free cash flow was $1.1 billion.

“We finished fiscal 2026 with significant momentum, delivering more than 8% organic revenue growth, double-digit adjusted EPS growth and strong free cash flow conversion,” said Joakim Weidemanis, Chief Executive Officer of Johnson Controls. “Our strong topline growth, combined with continued productivity and simplification improvements, led to margin expansion across all three segments. That performance reflects the strength of our differentiated technological capabilities, unmatched field presence and proprietary business system, which help us move with speed, win with customers and strengthen performance. With record backlog and sustained customer demand, we enter fiscal 2027 with confidence in our ability to continue creating value for customers and shareholders.”

FISCAL Q4 SEGMENT RESULTS
The financial highlights presented in the tables below exclude discontinued operations and are in accordance with GAAP, unless otherwise indicated. All comparisons are to the fourth quarter of fiscal 2025. Orders and backlog metrics included in the release relate to the Company's Solutions and Services based businesses. Orders prior to Q1 2026 exclude certain equipment-only sales for longer cycle projects. Backlog has been restated to include this new category.
A slide presentation to accompany the results can be found in the Investor Relations section of Johnson Controls’ website at http://investors.johnsoncontrols.com.

Americas

	Fiscal Q4
(in millions)	2026	2025	Change
Sales	$4,930	$4,325	14%

Segment EBIT	992	763	30%
Segment EBIT Margin %	20.1%	17.6%	250	bp

Segment EBITA (non-GAAP)	1,069	844	27%
Adjusted Segment EBITA (non-GAAP)	1,086	862	26%
Adjusted Segment EBITA Margin % (non-GAAP)	22.0%	19.9%	210	bp

Sales in the quarter of $4.9 billion increased 14% over the prior year. Organic sales also increased 14% led by continued strength in both Applied HVAC & Controls. Products and Systems sales increased 16% and Services increased 10% organically.
Excluding acquisitions and divestitures and adjusted for foreign currency, orders increased 58% year-over-year and backlog of $17.8 billion increased 54% year-over-year. The increase in orders and backlog was supported by sustained demand for data centers and our differentiated technology and capabilities.
Segment EBIT margin increased 250 bp and adjusted Segment EBITA margin increased 210 bp compared to the prior year. The increases were primarily driven by strong operating leverage on higher revenue and favorable business mix. Adjusted Segment EBITA in both Q4 2026 and Q4 2025 excludes transformation costs.

EMEA (Europe, Middle East, Africa)

	Fiscal Q4
(in millions)	2026	2025	Change
Sales	$1,312	$1,337	(2%)

Segment EBIT	198	188	5%
Segment EBIT Margin %	15.1%	14.1%	100	bps

Segment EBITA (non-GAAP)	205	201	2%
Adjusted Segment EBITA (non-GAAP)	215	208	3%
Adjusted Segment EBITA Margin % (non-GAAP)	16.4%	15.6%	80	bps

Sales in the quarter of $1.3 billion decreased 2% over the prior year. Organic sales grew 3% versus the prior year, with continued pressure in the region due to the conflicts in the Middle East. Products and Systems sales remained flat and Services increased 6% organically.
Excluding acquisitions and divestitures and adjusted for foreign currency, orders increased 12% year-over-year and backlog of $3.1 billion increased 18% year-over-year.

Segment EBIT margin increased 100 bps and adjusted Segment EBITA margin increased 80 bps compared to the prior year. The increases were primarily driven by favorable pricing and productivity improvements, partially offset by the impact of business divestitures. Adjusted Segment EBITA in both Q4 2026 and Q4 2025 excludes transformation costs.

APAC (Asia Pacific)

	Fiscal Q4
(in millions)	2026	2025	Change
Sales	$871	$780	12%

Segment EBIT	162	136	19%
Segment EBIT Margin %	18.6%	17.4%	120	bp

Segment EBITA (non-GAAP)	165	139	19%
Adjusted Segment EBITA (non-GAAP)	165	139	19%
Adjusted Segment EBITA Margin % (non-GAAP)	18.9%	17.8%	110	bp

Sales in the quarter of $871 million increased 12% versus the prior year. Organic sales increased 13% versus the prior year, led by 15% growth in Product and Systems and continued strength in Applied HVAC.
Excluding acquisitions and divestitures and adjusted for foreign currency, orders increased 11% and backlog of $2.1 billion increased 12% year-over-year.

Segment EBIT margin increased 120 bps and adjusted Segment EBITA margin increased 110 bps compared to the prior year, primarily driven by productivity improvements and higher revenues.

Corporate

	Fiscal Q4
(in millions)	2026	2025	Change
Corporate Expense
GAAP	$178	$269	(34%)
Adjusted (non-GAAP)	80	124	(35%)

Adjusted Corporate expense in both Q4 2026 and Q4 2025 excludes certain transaction/separation costs and transformation costs. In addition, Q4 2025 excludes accelerated depreciation of ERP assets. The decrease year-over-year is primarily due to ongoing cost reduction actions across corporate functions and the timing of certain corporate expenses.

OTHER Q4 ITEMS
▪The Company paid dividends of $242 million.

GUIDANCE
The following forward-looking statements are non-GAAP financial measures. These non-GAAP financial measures are derived by excluding certain amounts from the corresponding financial measures determined in accordance with GAAP. The determination of the amounts excluded is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period and the high variability of certain amounts, such as mark-to-market adjustments. Organic revenue growth excludes the effect of acquisitions, divestitures and foreign currency. The Company is unable to present a quantitative reconciliation of the aforementioned forward-looking non-GAAP financial measures to its most directly comparable forward-looking GAAP financial measures because such information is not available, and management cannot reliably predict the necessary components of such GAAP measures without unreasonable effort or expense. The unavailable information could have a significant impact on the Company’s fiscal 2027 first quarter and full year GAAP financial results.
The Company initiated fiscal 2027 first quarter continuing operations guidance:
▪Organic sales growth of 12% to 14%
▪Operating leverage of 30% to 35%
▪Adjusted EPS of $1.15 to $1.20
The Company initiated fiscal 2027 full year continuing operations guidance:
▪Organic sales growth of 11% to 12%
▪Operating leverage of 30%+
▪Adjusted EPS of $6.15 to $6.30
▪Adjusted free cash flow conversion of ~95%

CONFERENCE CALL & WEBCAST INFO

Johnson Controls will host a conference call to discuss this quarter’s results at 8:30 a.m. ET today, which can be accessed via webcast at https://johnson-controls-q4-2026-earnings.open-exchange.net. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Johnson Controls website at https://investors.johnsoncontrols.com/news-and-events/events-and-presentations. A replay will be made available approximately two hours following the conclusion of the conference call.

ABOUT JOHNSON CONTROLS

Johnson Controls, a global leader in thermal management, mission-critical building systems, energy efficiency, and decarbonization, helps customers use energy more productively, reduce carbon emissions, and operate with the precision and resilience required in rapidly expanding industries such as data centers, healthcare, pharmaceuticals, advanced manufacturing, and higher education.

For more than 140 years, Johnson Controls has delivered performance where it really matters. Backed by advanced technology, lifecycle services and an industry-leading field organization, we elevate customer performance, turn goals into real-world results and help move society forward.

Visit www.johnsoncontrols.com for more information and follow @Johnson Controls on social platforms.

JOHNSON CONTROLS CONTACTS:

INVESTOR CONTACTS:	MEDIA CONTACT:

Eric Swanson	Danielle Canzanella
Email: eric.swanson@jci.com	Email: danielle.canzanella@jci.com

Michael Gates
Email: michael.j.gates@jci.com

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JOHNSON CONTROLS INTERNATIONAL PLC CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Johnson Controls International plc (the "Company") has made statements in this document that are forward-looking and therefore are subject to risks and uncertainties. All statements in this document other than statements of historical fact are, or could be, "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding the Company’s future financial position, sales, costs, earnings, cash flows, other measures of results of operations, synergies and integration opportunities, capital expenditures, debt levels and market outlook are forward-looking statements. Words such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," "should," "forecast," "project" or "plan" and terms of similar meaning are also generally intended to identify forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. The Company cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control, that could cause the Company’s actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: the ability to develop or acquire new, competitively differentiated products and technologies that achieve market acceptance and meet applicable quality and regulatory requirements; the ability to manage general economic, business and capital market conditions, including the impacts of trade restrictions, recessions, economic downturns and global price inflation; the ability to manage macroeconomic and geopolitical volatility, including changes to laws or policies governing foreign trade, including tariffs, economic sanctions, foreign exchange and capital controls, import/export controls or other trade restrictions as well as any associated supply chain disruptions; fluctuations in demand in key verticals, including data centers and other mission-critical segments, as well as risks associated with customer concentration and the conversion of backlog to revenue; the ability to execute on the Company’s business system and operating model to drive organizational improvement; the ability to innovate and adapt to emerging technologies, ideas and trends in the marketplace, including the incorporation of technologies such as artificial intelligence; fluctuations in the cost and availability of public and private financing for customers; the ability to manage disruptions caused by catastrophic or geopolitical events, such as international conflicts (including the Russia-Ukraine conflict and conflicts in the Middle East), armed conflict, terrorism, political change, natural disasters, extreme weather, pandemics and outbreaks of contagious diseases and other adverse public health developments; the ability to successfully execute and complete portfolio simplification actions, as well as the possibility that the expected benefits of such actions will not be realized or will not be realized within the expected time frame; managing the risks and impacts of potential and actual security breaches, cyberattacks, privacy breaches or data breaches, maintaining and improving the capacity, reliability and security of the Company’s enterprise information technology infrastructure; the ability to manage the lifecycle cybersecurity risk in the development, deployment and operation of the Company’s digital platforms and services; fluctuations in currency exchange rates; the ability to hire and retain senior management and other key personnel; changes or uncertainty in laws, regulations, rates, policies, or interpretations that impact business operations or tax status; the ability to adapt to global climate change, climate change regulation and successfully meet the Company’s public sustainability commitments; the outcome of litigation and governmental proceedings; the risk of infringement or expiration of intellectual property rights; the ability to manage disruptions caused by catastrophic or geopolitical events, such as natural disasters, armed conflict, political change, climate change, pandemics and outbreaks of contagious diseases and other adverse public health developments; any delay or inability of the Company to realize the expected benefits and synergies of recent portfolio transactions; the tax treatment of recent portfolio transactions; significant transaction costs and/or unknown liabilities associated with such transactions; labor shortages, work stoppages, union negotiations, labor disputes and other matters associated with the labor force; and the cancellation of or changes to commercial arrangements. A detailed discussion of risks related to Johnson Controls’ business is included in the section entitled "Risk Factors" (refer to Part I, Item 1A, of this Annual Report on Form 10-K). The forward-looking statements included in this document are made only as of the date of this document, unless otherwise specified, and, except as required by law, Johnson Controls assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this document.
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FINANCIAL STATEMENTS

Johnson Controls International plc
Consolidated Statements of Income
(in millions, except per share data; unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2026	2025	2026	2025
Net sales
Products and systems	$5,014	$4,452	$17,701	$16,124
Services	2,099	1,990	7,965	7,472
	7,113	6,442	25,666	23,596
Cost of sales
Products and systems	3,249	2,908	11,697	10,543
Services	1,159	1,183	4,454	4,461
	4,408	4,091	16,151	15,004

Gross profit	2,705	2,351	9,515	8,592

Selling, general and administrative expenses	1,481	1,521	5,510	5,764
Restructuring and impairment costs	87	400	311	546
Net financing charges	82	76	279	319
Equity income	8	1	11	6

Income from continuing operations before income taxes	1,063	355	3,426	1,969

Income tax provision	93	85	536	245

Income from continuing operations	970	270	2,890	1,724

Income (loss) from discontinued operations, net of tax	—	1,488	(27)	1,789

Net income	970	1,758	2,863	3,513

Income attributable to noncontrolling interests
Continuing operations	3	3	10	3

Discontinued operations	—	62	—	219

Net income attributable to Johnson Controls	$967	$1,693	$2,853	$3,291

Income (loss) attributable to Johnson Controls
Continuing operations	$967	$267	$2,880	$1,721
Discontinued operations	—	1,426	(27)	1,570
Total	$967	$1,693	$2,853	$3,291

Basic earnings (loss) per share attributable to Johnson Controls
Continuing operations	$1.60	$0.42	$4.73	$2.64
Discontinued operations	—	2.26	(0.04)	2.40
Total	$1.60	$2.68	$4.69	$5.04

Diluted earnings (loss) per share attributable to Johnson Controls
Continuing operations	$1.60	$0.42	$4.72	$2.63
Discontinued operations	—	2.25	(0.04)	2.40
Total	$1.60	$2.67	$4.68	$5.03

Johnson Controls International plc
Condensed Consolidated Statements of Financial Position
(in millions; unaudited)

	September 30, 2026	September 30, 2025
Assets

Cash and cash equivalents	$618	$379
Accounts receivable - net	7,316	6,269
Inventories	1,999	1,820
Current assets held for sale	4	14
Other current assets	1,741	1,680
Current assets	11,678	10,162

Property, plant and equipment - net	2,106	2,193
Goodwill	16,640	16,633
Other intangible assets - net	3,482	3,613
Noncurrent assets held for sale	231	140
Other noncurrent assets	6,065	5,198
Total assets	$40,202	$37,939

Liabilities and Equity

Short-term debt	$678	$723
Current portion of long-term debt	1,066	566
Accounts payable	4,381	3,614
Accrued compensation and benefits	1,198	1,268
Deferred revenue	3,370	2,470
Current liabilities held for sale	6	12
Other current liabilities	2,220	2,288
Current liabilities	12,919	10,941

Long-term debt	7,533	8,591
Pension and postretirement benefits	204	211
Noncurrent liabilities held for sale	34	9
Other noncurrent liabilities	5,866	5,233
Noncurrent liabilities	13,637	14,044

Shareholders’ equity attributable to Johnson Controls	13,611	12,927
Noncontrolling interests	35	27
Total equity	13,646	12,954
Total liabilities and equity	$40,202	$37,939

Johnson Controls International plc
Consolidated Statements of Cash Flows
(in millions; unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2026	2025	2026	2025
Operating Activities of Continuing Operations
Income from continuing operations:
Attributable to Johnson Controls	$967	$267	$2,880	$1,721
Attributable to noncontrolling interests	3	3	10	3
Total	970	270	2,890	1,724
Adjustments to reconcile net income to cash provided by operating activities of continuing operations:
Depreciation and amortization	159	280	654	865
Pension and postretirement benefits	(76)	11	(115)	(41)
Deferred income taxes	(740)	341	(798)	195
Non-cash restructuring and impairment charges	35	371	195	427
Equity-based compensation	29	33	124	140
Other - net	(3)	(36)	(87)	(28)
Changes in assets and liabilities:
Accounts receivable	(339)	(132)	(1,096)	(211)
Inventories	(44)	4	(210)	(75)
Other assets	(140)	(292)	(78)	(581)
Restructuring reserves	24	(1)	(1)	1
Accounts payable and accrued liabilities	951	663	1,715	694
Accrued income taxes	474	(544)	679	(556)
Cash provided by operating activities from continuing operations	1,300	968	3,872	2,554

Investing Activities of Continuing Operations
Capital expenditures	(222)	(130)	(465)	(434)
Acquisition of businesses, net of cash acquired	—	(1)	(291)	(10)
Divestitures of businesses, net of cash divested	—	3	331	5
Other - net	(11)	18	(43)	27
Cash used by investing activities from continuing operations	(233)	(110)	(468)	(412)

Financing Activities of Continuing Operations
Net proceeds from (repayments of) borrowings with maturities less than three months	24	(245)	(170)	38
Proceeds from debt	—	396	545	1,765
Repayments of debt	(220)	(552)	(859)	(1,648)
Stock repurchases and retirements	(655)	(5,021)	(1,505)	(5,991)
Payment of cash dividends	(242)	(243)	(976)	(976)
Other - net	(9)	(8)	(83)	28
Cash used by financing activities from continuing operations	(1,102)	(5,673)	(3,048)	(6,784)

Discontinued Operations
Cash used by operating activities	—	(1,410)	(98)	(1,155)
Cash provided (used) by investing activities	—	6,598	(155)	6,546
Cash used by financing activities	—	(430)	—	(604)
Cash provided (used) by discontinued operations	—	4,758	(253)	4,787
Effect of exchange rate changes on cash, cash equivalents and restricted cash	7	(43)	129	(259)
Change in cash, cash equivalents and restricted cash held for sale	—	(258)	—	(255)
Increase (decrease) in cash, cash equivalents and restricted cash	(28)	(358)	232	(369)
Cash, cash equivalents and restricted cash at beginning of period	658	756	398	767
Cash, cash equivalents and restricted cash at end of period	630	398	630	398
Less: Restricted cash	12	19	12	19
Cash and cash equivalents at end of period	$618	$379	$618	$379

FOOTNOTES

1.Sale of Residential and Light Commercial HVAC Business

In July 2025, the Company sold its Residential and Light Commercial ("R&LC") HVAC business, including the North America Ducted business and the global Residential joint venture with Hitachi Global Life Solutions, Inc. ("Hitachi"), of which Johnson Controls owned 60% and Hitachi owned 40%. The R&LC HVAC business met the criteria to be classified as a discontinued operation and, as a result, its historical financial results are reflected in the consolidated financial statements as a discontinued operation.

2.Non-GAAP Measures

The Company reports various non-GAAP measures in this earnings release and the related earnings presentation. Non-GAAP measures should be considered in addition to, and not as replacements for, the most comparable GAAP measures. Refer to the following footnotes for further information on the calculations of the non-GAAP measures and reconciliations of the non-GAAP measures to the most comparable GAAP measures.

Organic sales

Organic sales growth excludes the impact of acquisitions, divestitures and foreign currency. Management believes organic sales growth is useful to investors in understanding period-over-period sales results and trends.

Cash flow

Management believes free cash flow and adjusted free cash flow measures are useful to investors in understanding the strength of the Company and its ability to generate cash. These non-GAAP measures can also be used to evaluate the Company’s ability to generate cash flow from operations and the impact that this cash flow has on its liquidity. Management also believes adjusted free cash flows are useful to investors in understanding period-over-period cash flows, cash trends and ongoing cash flows of the Company.

Adjusted free cash flow and adjusted free cash flow conversion are non-GAAP measures which exclude the impacts of the following:

•JC Capital cash flows primarily include activity associated with finance/notes receivables and inventory and/or capital expenditures related to lease arrangements. JC Capital net income is primarily related to interest income on the finance/notes receivable and profit recognized on arrangements with sales-type lease components.

•The impact of the accounts receivables factoring program which was discontinued in March 2024.

•Cash payments related to the water systems AFFF settlement and cash receipts for AFFF-related insurance recoveries.

•Prepayment of royalty fees associated with certain IP licensed to divested businesses.

•Discrete tax payments are non-recurring tax settlements for certain non-US jurisdictions.

Adjusted financial measures

Adjusted financial measures are non-GAAP measures that are derived by excluding certain amounts from the corresponding financial measures determined in accordance with GAAP. The determination of the excluded amounts is a matter of management judgment and depends upon the nature and variability of the underlying expense or income amounts and other factors.

As detailed in the tables included in footnotes four through seven, the following items were excluded from certain financial measures:

•Net mark-to-market adjustments are the result of adjusting restricted asbestos investments and pension and postretirement plan assets to their current market value. These adjustments may have a favorable or unfavorable impact on results.

•Restructuring and impairment costs represents restructuring costs attributable to Johnson Controls including costs associated with exit plans or other restructuring plans that will have a more significant impact on the underlying cost structure of the organization. Impairment costs primarily relate to write-downs of goodwill, intangible assets and assets held for sale to their fair value.

•Water systems AFFF settlement and insurance recoveries include amounts related to a settlement with a nationwide class of public water systems concerning the use of AFFF manufactured and sold by a subsidiary of the Company, and AFFF-related insurance recoveries.

•Transaction/separation costs include costs associated with significant mergers and acquisitions.

•Transformation costs represent incremental expenses incurred in association with strategic growth initiatives and cost saving opportunities in order to realize the benefits of portfolio simplification and the Company's lifecycle solutions strategy.

•ERP asset - accelerated depreciation represents a change in ERP strategy within the EMEA segment, which led to certain assets being abandoned and the useful lives reduced.

•Gain on divestiture relates to the sale of the ADT Mexico Security business.

•Discrete tax items, net includes the net impact of discrete tax items within the period, including the following types of items: changes in estimates associated with valuation allowances, changes in estimates associated with reserves for uncertain tax positions, withholding taxes recorded upon changes in indefinite re-investment assertions for businesses to be disposed of and impacts from statutory rate changes.

•Related tax impact includes the tax impact of the various excluded items.

Management believes the exclusion of these items is useful to investors due to the unusual nature and/or magnitude of the amounts. When considered together with unadjusted amounts, adjusted financial measures are useful to investors in understanding period-over-period operating results, business trends and ongoing operations of the Company. Management may also use these metrics as guides in forecasting, budgeting and long-term planning processes and for compensation purposes.

Operating leverage

Operating leverage is defined as the change in adjusted EBIT for the period, divided by the corresponding change in net revenues. Management believes operating leverage is a useful metric to reflect enterprise value creation, capturing the impact of scale and cost discipline across the organization.

Debt ratios

Management believes that net debt to adjusted EBITDA, a non-GAAP measure, is useful to understanding the Company's financial condition as the ratio provides an overview of the extent to which the Company relies on external debt financing for its funding and also is a measure of risk to its shareholders.

3. Sales

The following tables detail the changes in sales from continuing operations attributable to organic growth, foreign currency, acquisitions, divestitures and other (unaudited):

Net sales	Three Months Ended September 30,
(in millions)	Americas	EMEA	APAC	Total
Net sales - 2025	$4,325	$1,337	$780	$6,442
Base year adjustments
Divestitures and other	—	(42)	(13)	(55)
Foreign currency	(2)	(16)	7	(11)
Adjusted base net sales	4,323	1,279	774	6,376
Acquisitions	2	—	—	2
Organic growth	605	33	97	735
Net sales - 2026	$4,930	$1,312	$871	$7,113

Growth %:
Net sales	14%	(2)%	12%	10%
Organic growth	14%	3%	13%	12%

Net sales	Twelve Months Ended September 30,
(in millions)	Americas	EMEA	APAC	Total
Net sales - 2025	$15,831	$4,968	$2,797	$23,596
Base year adjustments
Divestitures and other	—	(120)	(18)	(138)
Foreign currency	36	153	26	215
Adjusted base net sales	15,867	5,001	2,805	23,673
Acquisitions	2	3	—	5
Organic growth	1,529	115	344	1,988
Net sales - 2026	$17,398	$5,119	$3,149	$25,666

Growth %:
Net sales	10%	3%	13%	9%
Organic growth	10%	2%	12%	8%

Products and systems revenue	Three Months Ended September 30,
(in millions)	Americas	EMEA	APAC	Total
Products and systems revenue - 2025	$3,093	$800	$559	$4,452
Base year adjustments
Divestitures and other	—	—	(2)	(2)
Foreign currency	(8)	(8)	7	(9)
Adjusted products and systems revenue	3,085	792	564	4,441
Acquisitions	2	—	—	2
Organic growth	483	3	85	571
Products and systems revenue - 2026	$3,570	$795	$649	$5,014

Growth %:
Products and systems revenue	15%	(1)%	16%	13%
Organic growth	16%	—%	15%	13%

Products and systems revenue	Twelve Months Ended September 30,
(in millions)	Americas	EMEA	APAC	Total
Products and systems revenue - 2025	$11,187	$2,977	$1,960	$16,124
Base year adjustments
Divestitures and other	—	—	(3)	(3)
Foreign currency	26	105	22	153
Adjusted products and systems revenue	11,213	3,082	1,979	16,274
Acquisitions	2	3	—	5
Organic growth	1,064	48	310	1,422
Products and systems revenue - 2026	$12,279	$3,133	$2,289	$17,701

Growth %:
Products and systems revenue	10%	5%	17%	10%
Organic growth	9%	2%	16%	9%

Service revenue	Three Months Ended September 30,
(in millions)	Americas	EMEA	APAC	Total
Service revenue - 2025	$1,232	$537	$221	$1,990
Base year adjustments
Divestitures and other	—	(42)	(11)	(53)
Foreign currency	6	(8)	—	(2)
Adjusted base service revenue	1,238	487	210	1,935
Organic growth	122	30	12	164
Service revenue - 2026	$1,360	$517	$222	$2,099

Growth %:
Service revenue	10%	(4)%	—%	5%
Organic growth	10%	6%	6%	8%

Service revenue	Twelve Months Ended September 30,
(in millions)	Americas	EMEA	APAC	Total
Service revenue - 2025	$4,644	$1,991	$837	$7,472
Base year adjustments
Divestitures and other	—	(120)	(15)	(135)
Foreign currency	10	48	4	62
Adjusted base service revenue	4,654	1,919	826	7,399
Organic growth	465	67	34	566
Service revenue - 2026	$5,119	$1,986	$860	$7,965

Growth %:
Service revenue	10%	—%	3%	7%
Organic growth	10%	3%	4%	8%

4. Cash Flow, Free Cash Flow and Free Cash Flow Conversion

The following table includes operating cash flow conversion, free cash flow and free cash flow conversion (unaudited):

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2026	2025	2026	2025
Cash provided by operating activities from continuing operations	$1,300	$968	$3,872	$2,554
Income from continuing operations attributable to Johnson Controls	967	267	2,880	1,721
Operating cash flow conversion	134%	363%	134%	148%

Cash provided by operating activities from continuing operations	$1,300	$968	$3,872	$2,554
Capital expenditures	(222)	(130)	(465)	(434)
Free cash flow (non-GAAP)	$1,078	$838	$3,407	$2,120

Income from continuing operations attributable to Johnson Controls	$967	$267	$2,880	$1,721
Free cash flow conversion from net income (non-GAAP)	111%	314%	118%	123%

The following table includes adjusted free cash flow and adjusted free cash flow conversion (unaudited):

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2026	2025	2026	2025
Free cash flow (non-GAAP)	$1,078	$838	$3,407	$2,120
Adjustments:
JC Capital cash (provided) used by operating activities	9	38	(24)	149
Water systems AFFF settlement cash payments and insurance recoveries	9	3	(156)	386
IP license prepayments	—	(240)	(29)	(240)
Discrete tax payments	—	71	31	71
Impact of discontinued factoring program	—	—	—	15
Adjusted free cash flow (non-GAAP)	$1,096	$710	$3,229	$2,501

Adjusted net income attributable to JCI (non-GAAP)	$1,008	$798	$3,153	$2,462
JC Capital net (income) loss	(28)	1	(6)	(3)
Adjusted net income attributable to JCI, excluding JC Capital (non-GAAP)	$980	$799	$3,147	$2,459
Adjusted free cash flow conversion (non-GAAP)	112%	89%	103%	102%

5. EBIT, Segment Profitability and Corporate Expense

The following table reconciles income from continuing operations before income taxes to EBIT and adjusted EBIT (unaudited):

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2026	2025	2026	2025

Income from continuing operations:
Attributable to Johnson Controls	$967	$267	$2,880	$1,721
Attributable to noncontrolling interests	3	3	10	3
Income from continuing operations	970	270	2,890	1,724
Less: Income tax provision (1)	93	85	536	245
Income before income taxes	1,063	355	3,426	1,969
Net financing charges	82	76	279	319
EBIT	$1,145	$431	$3,705	$2,288
EBIT margin	16.1%	6.7%	14.4%	9.7%

Adjusting items:
Net mark-to-market adjustments	57	(13)	73	(6)
Restructuring and impairment costs	(87)	(400)	(311)	(546)
Water systems AFFF insurance recoveries	1	26	149	39
Transaction/separation costs	(30)	(12)	(73)	(39)
Transformation costs	(95)	(56)	(292)	(180)
ERP asset - accelerated depreciation	—	(102)	—	(102)
Gain on divestiture	—	—	70	—
Adjusted EBIT (non-GAAP)	$1,299	$988	$4,089	$3,122
Adjusted EBIT margin (non-GAAP)	18.3%	15.3%	15.9%	13.2%

(1) Adjusted income tax provision excludes the net tax impacts of pre-tax adjusting items and discrete tax items.

The following tables reconcile Segment EBIT to Segment EBITA (non-GAAP) as reported and reconcile Segment EBIT and Segment EBITA (non-GAAP) as reported to adjusted Segment EBIT and Segment EBITA (non-GAAP) and adjusted Segment EBIT and Segment EBITA (non-GAAP) margin (unaudited):

	Three Months Ended September 30,
(in millions)	Americas		EMEA		APAC
	2026	2025	2026	2025	2026	2025

Sales	$4,930	$4,325	$1,312	$1,337	$871	$780

Segment EBIT	992	763	198	188	162	136
Amortization	77	81	7	13	3	3
Segment EBITA (non-GAAP)	1,069	844	205	201	165	139

Adjusting items:
Transformation costs	17	18	10	7	—	—

Adjusted Segment EBIT (non-GAAP)	1,009	781	208	195	162	136
Adjusted Segment EBITA (non-GAAP)	1,086	862	215	208	165	139

Segment EBIT margin %	20.1%	17.6%	15.1%	14.1%	18.6%	17.4%
Adjusted Segment EBIT margin % (non-GAAP)	20.5%	18.1%	15.9%	14.6%	18.6%	17.4%

Segment EBITA margin % (non-GAAP)	21.7%	19.5%	15.6%	15.0%	18.9%	17.8%
Adjusted Segment EBITA margin % (non-GAAP)	22.0%	19.9%	16.4%	15.6%	18.9%	17.8%

	Twelve Months Ended September 30,
(in millions)	Americas		EMEA		APAC
	2026	2025	2026	2025	2026	2025

Sales	$17,398	$15,831	$5,119	$4,968	$3,149	$2,797

Segment EBIT	3,088	2,526	700	581	589	461
Amortization	309	356	28	68	14	15
Segment EBITA (non-GAAP)	3,397	2,882	728	649	603	476

Adjusting items:
Transformation costs	74	24	23	9	4	—

Adjusted Segment EBIT (non-GAAP)	3,162	2,550	723	590	593	461
Adjusted Segment EBITA (non-GAAP)	3,471	2,906	751	658	607	476

Segment EBIT margin %	17.7%	16.0%	13.7%	11.7%	18.7%	16.5%
Adjusted Segment EBIT margin % (non-GAAP)	18.2%	16.1%	14.1%	11.9%	18.8%	16.5%

Segment EBITA margin % (non-GAAP)	19.5%	18.2%	14.2%	13.1%	19.1%	17.0%
Adjusted Segment EBITA margin % (non-GAAP)	20.0%	18.4%	14.7%	13.2%	19.3%	17.0%

The following table reconciles adjusted Segment EBITA (non-GAAP) to adjusted Segment EBITA margin (non-GAAP) (unaudited):

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2026	2025	2026	2025

Adjusted Segment EBITA (non-GAAP)
Americas	$1,086	$862	$3,471	$2,906
EMEA	215	208	751	658
APAC	165	139	607	476

Sales	7,113	6,442	25,666	23,596
Adjusted Segment EBITA margin (non-GAAP)	20.6%	18.8%	18.8%	17.1%

The following table reconciles Corporate expense from continuing operations as reported to the comparable adjusted amounts (unaudited):

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2026	2025	2026	2025

Corporate expense (GAAP)	$178	$269	$653	$767

Adjusting items:
Transaction/separation costs	(30)	(12)	(73)	(39)
Transformation costs	(68)	(31)	(191)	(147)
ERP asset - accelerated depreciation	—	(102)	—	(102)
Adjusted corporate expense (non-GAAP)	$80	$124	$389	$479

6. Net Income and Diluted Earnings Per Share

The following tables reconcile net income from continuing operations attributable to JCI and diluted earnings per share from continuing operations as reported to the comparable adjusted amounts (unaudited):

	Three Months Ended September 30,
	Income from continuing operations attributable to JCI		Diluted earnings per share
(in millions, except per share)	2026	2025	2026	2025

As reported (GAAP)	$967	$267	$1.60	$0.42

Adjusting items:
Net mark-to-market adjustments	(57)	13	(0.09)	0.02
Restructuring and impairment costs	87	400	0.14	0.63
Water systems AFFF insurance recoveries	(1)	(26)	—	(0.04)
Transaction/separation costs	30	12	0.05	0.02
ERP asset - accelerated depreciation	—	102	—	0.16
Transformation costs	95	56	0.16	0.09
Discrete tax items	(90)	50	(0.15)	0.08
Related tax impact	(23)	(76)	(0.04)	(0.12)
Adjusted (non-GAAP)*	$1,008	$798	$1.66	$1.26
* May not sum due to rounding

	Twelve Months Ended September 30
	Income from continuing operations attributable to JCI		Diluted earnings per share
(in millions, except per share)	2026	2025	2026	2025

As reported (GAAP)	$2,880	$1,721	$4.72	$2.63

Adjusting items:
Net mark-to-market adjustments	(73)	6	(0.12)	0.01
Gain on divestiture	(70)	—	(0.11)	—
Restructuring and impairment costs	311	546	0.51	0.83
Water systems AFFF insurance recoveries	(149)	(39)	(0.24)	(0.06)
Transaction/separation costs	73	39	0.12	0.06
ERP asset - accelerated depreciation	—	102	—	0.16
Transformation costs	292	180	0.48	0.28
Discrete tax items	(79)	(36)	(0.13)	(0.06)
Related tax impact	(32)	(57)	(0.05)	(0.07)
Adjusted (non-GAAP)*	$3,153	$2,462	$5.16	$3.76
* May not sum due to rounding

The following table reconciles the denominators used to calculate basic and diluted earnings per share (in millions; unaudited):

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2026	2025	2026	2025

Weighted average shares outstanding
Basic weighted average shares outstanding	604	631	609	652
Effect of dilutive securities:
Stock options, unvested restricted stock and unvested performance share awards	2	2	2	2
Diluted weighted average shares outstanding	606	633	611	654

7. Debt Ratios

The following table includes continuing operations and details net debt to income before income taxes and net debt to adjusted EBITDA (unaudited):

(in millions)	September 30, 2026		June 30, 2026		September 30, 2025
Short-term debt	$678		$865		$723
Current portion of long-term debt	1,066		311		566
Long-term debt	7,533		8,299		8,591
Total debt	9,277		9,475		9,880
Less: cash and cash equivalents	618		641		379
Net debt	$8,659		$8,834		$9,501

Last twelve months income before income taxes	$3,426		$2,718		$1,969

Net debt to income before income taxes	2.5	x	3.3	x	4.8	x

Last twelve months adjusted EBITDA (non-GAAP)	$4,743		$4,553		$3,987

Net debt to adjusted EBITDA (non-GAAP)	1.8x		1.9x		2.4x

The following table reconciles income from continuing operations to adjusted EBIT and adjusted EBITDA (unaudited):

	Twelve Months Ended
(in millions)	September 30, 2026	June 30, 2026	September 30, 2025
Income from continuing operations	$2,890	$2,190	$1,724
Income tax provision	536	528	245
Income before income taxes	3,426	2,718	1,969
Net financing charges	279	273	319
EBIT	3,705	2,991	2,288
Adjusting items:
Net mark-to-market adjustments	(73)	(3)	6
Restructuring and impairment costs	311	624	546
Water systems AFFF insurance recoveries	(149)	(174)	(39)
Transaction/separation costs	73	55	39
Transformation costs	292	253	180
ERP asset - accelerated depreciation	—	102	102
Gain on divestiture	(70)	(70)	—
Adjusted EBIT (non-GAAP)	4,089	3,778	3,122
Depreciation and amortization	654	775	865
Adjusted EBITDA (non-GAAP)	$4,743	$4,553	$3,987

8. Income Taxes

After adjusting for certain non-recurring items, the Company's effective tax rate for continuing operations was approximately 17% for the three and twelve months ended September 30, 2026 and approximately 12% for the three and twelve months ended September 30, 2025.